SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 18, 2003

Accredited Mortgage Loan Trust 2003-2

(Issuer with respect to Securities)

Accredited Home Lenders, Inc.

(Exact name of registrant as specified in its charter)

California	333-100619	33-0426859
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Attention: General Counsel 15030 Avenue of Science, Suite 100 San Diego, CA		92128
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code:		(858) 676-2100

No Change

(Former name or former address, if changed since last report)

Item 5.    Other Events

In connection with the offering of the Accredited Mortgage Loan Trust 2003-2, Asset Backed Notes, Series 2003-2 described in a Prospectus Supplement related to the offered notes, certain “Computational Materials” within the meanings of the May 20, 1994 Kidder, Peabody No-Action Letter and the February 17, 1995 Public Securities Association No-Action Letter were furnished to certain prospective investors (the “Related Computational Materials”).

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Not applicable

(b)	Not applicable.

(c)	Exhibits

Exhibit No.	Description
99.1.	Related Computational Materials
(as defined in Item 5 above).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCREDITED MORTGAGE LOAN TRUST 2003-2

By: Accredited Home Lenders, Inc.

By:         /s/    James A. Konrath

Name:   James A. Konrath

Title:     Chief Executive Officer

Dated:   September 19, 2003

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EXHIBIT INDEX

Exhibit No.	Description
99.1.	Related Computational Materials
(as defined in Item 5 above).

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